UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 25, 2008

China Bull Management Inc.

(Name of Small Business Issuer in its Charter)

Nevada 7389 27-4344306

(State or Other (Primary Standard Industrial (I.R.S. Employer

Jurisdiction Classification Code Number) Identification No.)

Of Organization)

665 Ellsworth Avenue, Connecticut, 06511

Tel: (203) 844-0809

(Address and Telephone Number of Registrant's Principal Place of Business)

N/A

  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events:

On November 12, 2012, the Board of Directors of our company made decision: to purchase 1,138,596 shares of common stock of USChina Channel Inc on par value $0.0001 per share for aggregate price of $113.86.

The share offering of USChina Channel Inc to China Bull Management Inc is relative to the two companies’ close relations of the sole control interests of Andrew Chien, not involving any public stock offering such as public solicits including advertisement, and was exempted from the registration requirement due to Section 4(2) of the Securities Act of 1933, as amended.

These purchased shares will distribute to the shareholders of our company on one to one basis that is every outstanding share of China Bull Management Inc will get one share distribution of USChina Channel Inc as a special dividend, or gift from the Company.

The distribution of these shares will follow the rules of Article V. Section 2 of By-Laws of China Bull Management Inc, which gave every shareholder rejection right in distributing shares of China Bull Management Inc. Further, some foreign shareholders lost interests to carry shares of the small US Company. The director of our company will contact with them, and keep these abandoned shares as treasury shares of USChina Channel Inc.

The record day of the shareholders of our company for the distribution is November 29, 2012.

China Bull Management Inc also will fill Form 10b-17 following FINRA Rule 6490 for this distribution.

USChina Channel Inc is a private company, registered in Nevada on November 12, 2012, owned by Andrew Chien, without any assets and liabilities. Before the purchase, there is no share outstanding of USChina Channel Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 12, 2012	China Bull Management Inc (Registrant)

                                                                                /s/ Andrew Chien

                                                                                Andrew Chien, CEO